Exhibit 99.1

FOR IMMEDIATE RELEASE

WAYFAIR INC. PRICES OFFERING OF $375 MILLION CONVERTIBLE SENIOR NOTES

BOSTON, Massachusetts (September 11, 2017) - Wayfair Inc. (NYSE: W) (the “Company”) priced $375 million aggregate principal amount of 0.375% convertible senior notes due 2022 in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering of $300 million aggregate principal amount of notes. In connection with the offering, the Company has granted the initial purchasers an option to purchase (solely to cover over-allotments) up to an additional $56.25 million aggregate principal amount of notes, which additional notes shall be delivered within a 13-day period beginning on, and including, the date the Company first issues the notes.

The notes will bear interest at a rate of 0.375% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning March 1, 2018. The notes will mature on September 1, 2022, unless earlier redeemed, repurchased or converted in accordance with their terms. Prior to June 1, 2022, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company may not redeem the notes prior to September 8, 2020. On or after September 8, 2020, the Company may redeem for cash all or part of the notes if the last reported sale price of the Company’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading-day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The notes will be convertible at the option of holders, subject to certain conditions and during certain periods, into cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, with the form of consideration determined at the Company’s election. Holders of the notes will have the right to require the Company to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events. The conversion rate will initially be 9.6100 shares of the Company’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $104.06 per share of the Company’s Class A common stock). The initial conversion price of the notes represents a premium of approximately 35% to the $77.08 per share closing price of the Company’s Class A common stock on September 11, 2017. The sale of the notes is expected to close on September 15, 2017, subject to customary closing conditions.

When issued, the notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s unsecured indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

In connection with the pricing of the notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and another financial institution (the “option counterparties”). These capped call transactions are expected generally to reduce the potential dilution with respect to the Company’s Class A common stock and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of notes in the event that the market price of the Company’s Class A common stock is greater than the strike price of the capped call transactions, with such reduction of potential dilution or offset of cash payments subject to a cap.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of the Company’s Class A common stock and/or enter into various derivative transactions with respect to the Company’s Class A common stock concurrently with, or shortly after, the pricing of the notes. This activity could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s Class A common stock or the notes at that time. The option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s Class A common stock and/or purchasing or selling the Company’s Class A common stock or other securities of the Company in secondary market transactions from time to time prior to maturity of the notes (and are likely to do so during any observation period related to any conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s Class A common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of the Company’s Class A common stock and value of the consideration that holders will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to the Company’s Class A common stock, which could adversely affect the value of the Company’s Class A common stock and, if the notes have been issued, the value of the notes.

The Company estimates that the net proceeds from this offering will be approximately $365.5 million (or $420.3 million if the initial purchasers exercise their over-allotment option in full), after deducting fees and estimated offering expenses payable by the Company. The Company intends to use $38.4 million of the net proceeds from this offering to pay the cost of the capped call transactions. The Company intends to use the remaining net proceeds from this offering for working capital and general corporate purposes. If the initial purchasers exercise their over-allotment option, the Company expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties and for working capital and general corporate purposes.

The notes and the Class A common stock issuable upon conversion of the notes, if any, are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the Class A common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Wayfair Inc.

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of sites includes:

•	Wayfair, an online destination for all things home

•	Joss & Main, where beautiful furniture and finds meet irresistible savings

•	AllModern, unbelievable prices on everything modern

•	DwellStudio, unexpected modern design for everyday life

•	Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair generated $3.9 billion in net revenue for the twelve months ended June 30, 2017. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the Company employs more than 6,000 people.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward looking statements relating to the proposed offering of the notes include, but are not limited to: whether the Company will consummate the offering on the proposed terms, or at all; the anticipated use of the net proceeds of the offering; and whether the capped call transactions will become effective.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Factors that could cause or contribute to differences in our future results include, but are not limited to: economic factors, such as interest rates, currency exchange fluctuations and changes in customer spending; the rate of growth of the Internet and e-commerce; our ability to acquire new customers and sustain and/or manage our growth; our ability to increase our net revenue per active customer; our ability to build and maintain strong brands; our international growth and expansion; and our ability to compete successfully. A further list and description of these risks, uncertainties and other factors can be found under Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s subsequent filings with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.

Investor Relations Contact:

Julia Donnelly

Wayfair Inc.

E-mail: IR@wayfair.com